Following is information about the computation of the earnings per share (EPS) data for the quarters ended March 31, 2000 and 1999:


                                                For the Quarter Ended March 31, 2000
                                                ------------------------------------
                                                  Income       Shares      Per-Share
                                                (Numerator) (Denominator)    Amount
                                                ------------------------------------

Basic EPS
Income available to common stockholders .....    $ 340,343    4,555,897    $   0.08
                                                                           ========

Effect of Diluted Securities

Employee stock options ......................         --           --
                                                 ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 340,343    4,555,897    $   0.08
                                                 ======================    ========



                                                For the Quarter Ended March 31, 1999
                                                ------------------------------------
                                                  Income       Shares     Per-Share
                                                (Numerator) (Denominator)   Amount
                                                ------------------------------------
Basic EPS
Income available to common stockholders .....    $ 215,919    4,610,608    $   0.05
                                                                           ========

Effect of Diluted Securities

Employee stock options ......................         --           --
                                                 ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 215,919    4,610,608    $   0.05
                                                 ======================    ========